EXHIBIT 99.1

Investor and Analyst Contact: Jeffrey S. Beyersdorfer (915) 534-1400	Media Contact: Gary Hanson (915) 534-1400
WESTERN REFINING TO PARTICIPATE IN BARCLAYS CAPITAL 2011 HIGH YIELD
BOND AND SYNDICATED LOAN CONFERENCE
EL PASO, Texas — March 23, 2011 — Western Refining, Inc. (NYSE:WNR) announced today that Company management will present at the Barclays Capital 2011 High Yield Bond and Syndicated Loan Conference in Orlando, Florida. The presentation is currently scheduled for Thursday, March 24, 2011, at 7:30 am EDT and will be webcast live. The presentation and a link to the live webcast will be available beginning March 24, 2011, on the Investor Relations section of Western Refining’s website at www.wnr.com. The materials will be archived and remain available on the Investor Relations section of www.wnr.com until March 31, 2011.
About Western Refining
Western Refining, Inc. is an independent refining and marketing company headquartered in El Paso, Texas. Western operates refineries in El Paso, and Gallup, New Mexico. Western’s asset portfolio also includes refined products terminals in Albuquerque and Bloomfield, New Mexico and Yorktown, Virginia, asphalt terminals in Phoenix and Tucson, Arizona, Albuquerque, and El Paso, retail service stations and convenience stores in Arizona, Colorado, and New Mexico, a fleet of crude oil and finished product truck transports, and wholesale petroleum products operations in Arizona, California, Colorado, Nevada, New Mexico, Texas, and Utah. More information about the Company is available at www.wnr.com.
Forward Looking Statement
This presentation contains forward-looking statements which are protected as forward looking statements under the Private Litigation Securities Reform Act of 1995. The forward-looking statements contained herein include statements about, future crude oil slates at our refineries including our ability to run increased amounts of sour crude at our El Paso refinery, refined products supply and demand, future refining margins and benchmark crack spreads, our ability to successfully convert Yorktown facility storage and terminal assets to an enhanced terminal and storage facility, our ability to successfully negotiate third-party terminalling and storage services agreements and/or the sale of the terminal assets at Yorktown, a continued rebound in operating income for our Wholesale group, our future relationship with Wholesale end-customers, continued growth in our Retail group’s operating income, merchandise sales and future organic growth of the Retail group, future operational improvements at our Gallup refinery, enhancement of our Yorktown terminal and storage facility, our ability to monetize certain assets or inventory, acquisition of refining or logistic assets, future reduction in working capital, ability to achieve future operating expense / SG&A initiatives, future reductions of outstanding debt and our leverage ratio, our ability to maintain significant liquidity and/or achieve alternative inventory financings, future asset monetization opportunities, future population growth in the Southwest, local, growing crude oil production, future discounts of WTI to Brent, new pipeline infrastructure, our new or continued connection to certain pipelines, our expectations for the terms and timing of the amendment and restatement of our term loan, our ability to successfully close the amendment and restatement of the term loan timely or at all, the continuation of patchwork fuel specifications, optimization of regulatory capital expenditures, and continued reliable, safe, optimized and predictable plant operations. These statements are subject to the general risks inherent in our business. Our expectations may or may not be realized. Some of our expectations may be based upon assumptions or judgments that prove to be incorrect. In addition, Western’s business and operations involve numerous risks and uncertainties, many of which are beyond Western’s control, which could materially affect Western’s financial condition, results of operations and cash flows. Additional information relating to the uncertainties affecting Western’s business is contained in its filings with the Securities and Exchange Commission to which you are referred. The forward-looking statements are only as of the date made, and Western does not undertake any obligation to (and expressly disclaims any obligation to) update any forward looking statements to reflect events or circumstances after the date such statements were made, or to reflect the occurrence of unanticipated events.